UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREENLITE VENTURES INC.
(Exact name of Registrant as specified in its charter)

NEVADA	91-2170874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

GREENLITE VENTURES INC.
810 Peace Portal Drive, Blaine, WA 98230
Tel: (360) 332-1752
(Name, address, and telephone number of registrant’s principal executive offices, including zip code)

Stephen F.X. O’Neill, Esq. O’NEILL & TAYLOR PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: 360-332-3300
(Name, address, and telephone number of agent for service, including zip code)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF		MAXIMUM	MAXIMUM	AMOUNT OF
SECURITIES TO BE	AMOUNT TO BE	OFFERING PRICE	AGGREGATE	REGISTRATION
REGISTERED	REGISTERED	PER SHARE(1)	OFFERING PRICE(2)	FEE(2)
Common Stock	1,398,000 Shares	$0.10	$139,800	$17.71

(1)	This price was arbitrarily determined by Greenlite Ventures Inc.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in this Prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DATED MARCH 4, 2004

PROSPECTUS

GREENLITE VENTURES INC.

1,398,000 SHARES
COMMON STOCK
----------------

The selling shareholders named in this prospectus are offering the 1,398,000 shares of our common stock offered through this prospectus. We will not receive any proceeds from this offering. We have set an offering price for these securities of $0.10 per share of our common stock offered through this prospectus. The 1,398,000 shares offered under this prospectus are being offered on a "best efforts" basis and there is no assurance that all or any of the 1,398,000 shares offered will be subscribed.

The selling shareholders may sell their common shares through private transactions or in public sales through the over-the-counter markets or on any exchanges on which our common shares are traded at the time of sale. These sales may occur at prevailing market prices or at privately negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling shareholders. The selling shareholders may engage brokers, dealers or agents, who may receive commissions or discounts from the selling shareholders. We will pay substantially all the expenses incident to the registration of the shares, except for sales commissions and other seller's compensation applicable to sales of the shares. We will not receive any of the proceeds from the sale of shares by the selling shareholders.

			Proceeds to Selling Shareholders
	Offering Price	Commissions	Before Expenses and Commissions

Per Share	$0.10	Not Applicable	$0.10

Total	$139,800	Not Applicable	$139,800

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

---------------

The purchase of the securities offered through this Prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 7 through 10 before buying any of our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: March 4, 2004

Until ______ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve risks and uncertainties, including statements regarding Greenlite’s capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of ore reserve development and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause Greenlite's actual results to differ materially from any forward-looking statement. Greenlite disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” or “Greenlite” refers to Greenlite Ventures Inc. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares.

GREENLITE VENTURES INC.

We are engaged in the acquisition and exploration of mineral properties. We acquired a 100% undivided interest in a mineral claim located on Texada Island in the Province of British Columbia, Canada, known as the “Magnolia Claim”. Our plan of operations is to conduct mineral exploration activities on the Magnolia Claim in order to assess whether the claim possesses commercially exploitable mineral deposits.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

Our financial information as of December 31, 2003 is summarized below:

	December 31, 2003	March 31, 2003
	(Unaudited)	(Audited)
Cash	$10,471	$41,975
Total Assets	$25,923	49,475
Liabilities	$9,992	3,232
Total Stockholders’ Equity	$25,923	49,475

Statement of Operations and Accumulated Deficit:

	December 31, 2003	March 31, 2003
	(Unaudited)	(Audited)
Revenue	$0	$0
Net Loss for the Period	$30,312	$21,703
Net Loss Per Share	$0.007	$0.001

We were incorporated on December 21, 2000 under the laws of the State of Nevada. Our principal offices are located at 810 Peace Portal Drive, Suite 201, Blaine, Washington, 98230. Our telephone number is (360) 332-1752.

The Offering

The Issuer	Greenlite Ventures Inc.

Selling Shareholders
The selling shareholders are existing shareholders of Greenlite who purchased common shares from us in November, 2002 in a private placement transaction. The issue of the shares by us to the selling shares was exempt from the registration requirements of the Securities Act.

Securities Being Offered	Up to 1,398,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.10 per share. We intend to apply to the over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None.

Common Shares Outstanding Before and After the Offering:	8,900,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition And Business Model

Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. John Curtis and Mr. Douglas King our executive officers and directors, do not have any formal training as geologists or in the technical aspects of management of a mineral exploration company. Our management lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

If we do not obtain additional financing, our business will fail

Our current operating funds may only cover the second phase of our exploration program. In order for us to perform any further exploration or extensive testing we will need to obtain additional financing. As of December 31, 2003, we had cash in the amount of $10,471. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out phase II of the recommended exploration program on the Magnolia Claim, we may require additional financing if further exploration programs are necessary. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the mineral property and gold, silver, copper and iron. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the company’s ability to continue as a going concern

We have incurred a net loss of $61,569 for the period from December 21, 2000 (inception) to December 31, 2003, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claim. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended March 31, 2003. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Since this is an exploration project, we face a high risk of business failure due to our inability to predict the success of our business

We are in the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on December 21, 2000 and to date have been involved primarily in organizational activities and the acquisition of the Magnolia mineral claim. We have not earned any revenues as of the date of this prospectus.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold, silver, copper, and iron in our optioned mineral claim. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Even if we discover commercial reserves of precious metals on our mineral claim, we may not be able to successfully obtain commercial production

Our mineral claim does not contain any known bodies of ore. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claim into commercial production. At this time, there is a risk that we will not be able to obtain such financing as and when needed.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claim may be restricted by inclement weather, we may be delayed in our exploration

Once exploration begins, access to the claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on our exploration efforts.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Our directors and officers are employed on a full time basis by other companies. Because we are in the early stages of our business, Mr. Curtis will not be spending a significant amount of time on our business. Mr. Curtis expects to expend approximately 5 hours per week on our business. Competing demands on Mr. Curtis's time may lead to a divergence between his interests and the interests of other shareholders.

Risks Related To Legal Uncertainty and Regulations

As we undertake exploration of our mineral claim, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. Our annual cost of compliance with the Mineral Tenure Act is presently approximately CDN$800 per year.

If we receive positive results from our exploration program and we decide to pursue commercial production, we may be subject to an environmental review process that may delay or prohibit commercial production

If the results of our geological exploration program indicate commercially exploitable reserves, and we decide to pursue commercial production of our mineral claim, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may never materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

  the results of our geological exploration program;
  our ability or inability to arrange for financing;
  commodity prices for silver, gold, copper, and iron; and
  conditions and trends in the mining industry.

Further, if our common stock is traded on the over-the-counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 1,398,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 15.7% of the common shares outstanding as of the date of this prospectus.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. The classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock. For a more detailed discussion of this issue see the section entitled “Market For Common Equity And Related Stockholder Matters -- No Public Market for Common Stock”, below.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of our common stock was determined based on our internal assessment of what the market would support. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of common stock which was $0.05 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,398,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 1,398,000 shares of our common stock from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on November 30, 2002.

The following table provides as of March 4, 2004 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Joyce Adam 413-1859 Spyglass Place Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Gerald Agustin #54-4550 Fraser Street Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Jocelyn Ilao Agustin #54-4550 Fraser Street Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Frank Anderson 2530 W. 21st Ave Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Jesse Anderson Suite 2, 25 Good Street Westmead, New South Wales 2145, Australia	212,000	212,000	NIL	NIL
Gene Anderson 2137 West 13th Avenue Vancouver, BC, Canada	100,000	100,000	NIL	NIL
Kirt Angelucci 1573 River side Drive North Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Ann Archibald 1797 Layton Drive North Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Donald W. Archibald 1797 Layton Drive North Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Adrian Beeston 8 Clifford Street London	1,000	1,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Bertha Lee Bell 2118 Bowler Drive Surrey, BC, Canada	1,000	1,000	NIL	NIL
Stephen Bell 2118 Bowler Drive Surrey, BC, Canada	1,000	1,000	NIL	NIL
J. Ken Berscht H – 102 – 500 Eau Claire SW Calgary, AB, Canada	1,000	1,000	NIL	NIL
Billco Trading Co. Ltd. 313 E. 27th Street North Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Eric Bohne 949 Fresno Pl. Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Janet Bohne 949 Fresno Pl. Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Dominic Busto 3425 Pandora Street Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Shirley Caldwell 20, CH CLOS Belmont CH 1208 Geneva Switzerland	20,000	20,000	NIL	NIL
Claudette Cherry 5279 Paton Drive Delta, BC, Canada	1,000	1,000	NIL	NIL
Richard J. Cherry 5279 Paton Drive Delta, BC, Canada	1,000	1,000	NIL	NIL
Cathy Clarke 8232 Woodlake Crt. Burnaby, BC, Canada	1,000	1,000	NIL	NIL
Clive Clarke 8, Curzon Ave Stanmore, Middlesex HA7 2AQ England	30,000	30,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Michael J. Clarke 8232 Woodlake Crt. Burnaby, BC, Canada	1,000	1,000	NIL	NIL
Shawn Clarkin 10899 Cherry Lane Delta, BC, Canada	1,000	1,000	NIL	NIL
Andrea Cockroft 11060 Hamlin Drive Delta, BC, Canada	1,000	1,000	NIL	NIL
Laura Cockroft 11060 Hamun Drive Delta, BC, Canada	20,000	20,000	NIL	NIL
Doug Cook 908 Hermann Street Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Valerie I. Curtis Apt. 203-5990 East Blvd. Vancouver, BC, Canada	1,000	1,000	NIL	NIL
D.C.M. Holdings Inc. 21st Floor, 650 W. Georgia Vancouver, BC, Canada	20,000	20,000	NIL	NIL
Michael Evanow 1102 S. Tabor Boulevard Prince George, BC, Canada	1,000	1,000	NIL	NIL
F/R Imaging (1990) Ltd. PO Box 82610 Burnaby, BC, Canada	1,000	1,000	NIL	NIL
Lynn Falconer 3315 West 11th Avenue Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Diane Fernandes 87 Aldridge Ave Stanmore, Middlesex HA7 1DB England	200,000	200,000	NIL	NIL
Rachael Fernandes 87 Aldridge Ave Stanmore, Middlesex HA7 1DB England	30,000	30,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Richard G. Fernandes 87 Aldridge Ave Stanmore, Middlesex HA7 1DB England	60,000	60,000	NIL	NIL
Jason Fisher 2628 Hardy Cres. North Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Carole Lynn Fraser 4211 Arthur Drive Delta, BC, Canada	1,000	1,000	NIL	NIL
Marvin B. Fraser 4211 Arthur Drive Delta, BC, Canada	1,000	1,000	NIL	NIL
Eric Freeman PO Box 12035, 555 W. Hastings Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Luzia Maria Froehli Rte. Du Viltage 1195 Bursinell, Switzerland	20,000	20,000	NIL	NIL
Aron Garrecht 6741 Linden Avenue Burnaby, BC, Canada	1,000	1,000	NIL	NIL
Medel Gofredo 2503 Oxford Street Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Cathy Graham 3236 Milton Ave North Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Tanya S. Haldane 577 Colby Street New Westminster, BC, Canada	1,000	1,000	NIL	NIL
Grayson Hand PH 1 – 1859 Spyglass Pl. Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Susan Hand PH 1 – 1859 Spyglass Pl. Vancouver, BC, Canada	1,000	1,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Anita Horne #1 – 1697 Powick Road Kelowna, BC, Canada	1,000	1,000	NIL	NIL
Randy Horne 4806 Canyon Ridge Cr. Kelowna, BC, Canada	1,000	1,000	NIL	NIL
Carrie Howes 186 Eversleigh Rd. London, SW11 5XT, England	1,000	1,000	NIL	NIL
Glenn Hubick #123-1445 Marpole Avenue Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Alex Kane Heronvale, Balchins Lane Westcott Dorking, Surrey RH4 3LL, England	1,000	1,000	NIL	NIL
Margaret Ann Kane Heronvale, Balchins Lane Westcott Dorking, Surrey RH4 3LL, England	1,000	1,000	NIL	NIL
Leslie L. Kapusianyk 3772 W. 23rd Ave Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Martha Kellam 1505 - 54th Street Delta, BC, Canada	1,000	1,000	NIL	NIL
Paula Kiess 500 – 1080 Mainland Street Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Ruth King 2 1640, 148th Street Surrey, BC, Canada	1,000	1,000	NIL	NIL
John F. Knapton 7571 Decourcy Crescent Richmond, BC, Canada	1,000	1,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Marie Shannon S. Knapton 7571 Decourcy Crescent Richmond, BC, Canada	1,000	1,000	NIL	NIL
Marjolaine Knapton 7571 Decourcy Crescent Richmond, BC, Canada	1,000	1,000	NIL	NIL
Sherry Knapton 7571 Decourcy Crescent Richmond, BC, Canada	1,000	1,000	NIL	NIL
Tracey Knapton 7571 Decourcy Crescent Richmond, BC, Canada	1,000	1,000	NIL	NIL
Olivier Laime 61A Heyford Ave SW81EA London, England	30,000	30,000	NIL	NIL
Sonia Lall 2142 East 30th Avenue Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Richard M. Lee 7773 – 118A St North Delta, BC, Canada	1,000	1,000	NIL	NIL
John D.L. MacKay 21st Floor. 650 W. Georgia Vancouver, BC, Canada	20,000	20,000	NIL	NIL
MacKay Family Trust 21st Floor. 650 W. Georgia Vancouver, BC, Canada	20,000	20,000	NIL	NIL
Alfredo Marrello 2323 Haversley Street Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Paul McDonnell 1200 – 1125 Howe Street Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Susan McDonnell 4717 Mountain Hwy North Vancouver, BC, Canada	1,000	1,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Dana McGarvey 604 – 1420 W. 11th Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Jill McKnight 5533 Wallace Avenue Delta, BC, Canada	1,000	1,000	NIL	NIL
Kenneth McKnight 5533 Wallace Avenue Delta, BC, Canada	1,000	1,000	NIL	NIL
Marilyn McKnight 1580 Jarvis Crescent Edmonton, AB, Canada	1,000	1,000	NIL	NIL
Natalie McKnight #215, 3760 W. 10th Avenue Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Roy McKnight 1580 Jarvis Crescent Edmonton, AB, Canada	1,000	1,000	NIL	NIL
Stephen McKnight #215, 3760 W. 10th Avenue Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Tracey McKnight 5533 Wallace Avenue Delta, BC, Canada	1,000	1,000	NIL	NIL
William McKnight 5533 Wallace Avenue Delta, BC, Canada	1,000	1,000	NIL	NIL
Jessie McQuay 209 – 5363 206th Street Langley, BC, Canada	1,000	1,000	NIL	NIL
Miles Merryfield #508 - 680 Clarkson Street New Westminster, BC, Canada	1,000	1,000	NIL	NIL
Sandra K. Moore 1185 Jefferson Ave West Vancouver, BC, Canada	20,000	20,000	NIL	NIL
Tracy A. Moore 1185 Jefferson Ave West Vancouver, BC, Canada	20,000	20,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Miguele Moses 5 Chemin du Guet 1295 Mies Swiltzerland	40,000	40,000	NIL	NIL
Stephen Moses 5 Chemin du Guet 1295 Mies, Switzerland	40,000	40,000	NIL	NIL
Tom O'Donnell 2019 7th Avenue New Westminster, BC, Canada	1,000	1,000	NIL	NIL
Angela O'Neill 126 – 1185 Pacific Street Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Barbara O'Neill 2121 Winston Court Langley, BC, Canada	1,000	1,000	NIL	NIL
Erin O'Neill 833 Sprice Avenue Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Michelle D. O'Neill 833 Sprice Avenue Coquitlam, BC, Canada	10,000	10,000	NIL	NIL
Sean Charles O'Neill 2673 Merritt Road Prince George, BC, Canada	1,000	1,000	NIL	NIL
Stephen F.X. O'Neill 833 Sprice Avenue Coquitlam, BC, Canada	10,000	10,000	NIL	NIL
Tom O'Neill 2121 Winston Court Langley, BC, Canada	1,000	1,000	NIL	NIL
O'Neill Family Trust 833 Sprice Avenue Coquitlam, BC, Canada	5,000	5,000	NIL	NIL
John Gordon Packett Flat G, 8 Bedford Court London, England WC2 E9LU	1,000	1,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Bruce W. Pfeifer 4726 Stahaken Court Delta, BC, Canada	1,000	1,000	NIL	NIL
Deborah Pfeifer 4726 Stahaken Court Delta, BC, Canada	1,000	1,000	NIL	NIL
Rahim Rajwani 58-3405 Plateau Blvd. Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Judy Rogers 20367 37B Avenue Langley, BC, Canada	1,000	1,000	NIL	NIL
Mark Rogers 20367 37B Avenue Langley, BC, Canada	1,000	1,000	NIL	NIL
Deanna Rutherford 929 Adderley Street North Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Anna Rykiert 513 Perth Ave Coquitlam, BC, Canada	20,000	20,000	NIL	NIL
David Scott 502 – 388 Drake Street Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Rohit Singh 13221-60B Avenue Surrey, BC, Canada	1,000	1,000	NIL	NIL
Julian Stella 186 Eversleigh Rd. London, SW11 5XT, England	1,000	1,000	NIL	NIL
Strand Management Corporation 21st Floor. 659 W. Georgia Vancouver, BC, Canada	300,000	300,000	NIL	NIL
Strand Securities Corporation 21st Floor. 659 W. Georgia Vancouver, BC, Canada	20,000	20,000	NIL	NIL

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Don S. Sutherland 202 – 1510 W. 1st Ave Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Michael H. Taylor 3171 Travers Avenue West Vancouver, BC, Canada	10,000	10,000	NIL	NIL
Nicole Taylor 2963 West 31st Avenue Vancouver, BC, Canada	1,000	1,000	NIL	NIL
Bryan Ting 607 – 1077 Marinaside Cres. Vancouver, BC, Canada	20,000	20,000	NIL	NIL
Shaine Virani 58-3405 Plateau Blvd. Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Don Walker 402-12 Laguna Ct. New Westminster, BC, Canada	1,000	1,000	NIL	NIL
Rene Watteel 11365 Kingcome Avenue Richmond, BC, Canada	1,000	1,000	NIL	NIL
Margherita L. Wells 5837 Adera Street Vancouver, BC, Canada	5,000	5,000	NIL	NIL
Robert B. Wells 5837 Adera Street Vancouver, BC, Canada	5,000	5,000	NIL	NIL
Gerhard S. Welsch 2607 Panorama Drive Coquitlam, BC, Canada	1,000	1,000	NIL	NIL
Hart Pfortmueller 465 – 1680 – 56th Street Delta, BC, Canada	1,000	1,000	NIL	NIL
Tosca Preikshot #14 – 4787 57th Street Delta, BC, Canada	1,000	1,000	NIL	NIL
TOTAL	1,398,000

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,900,000 shares of common stock outstanding on March 4, 2004.

Other than Ruth King who is the wife our Secretary and Treasurer, Douglas King, none of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock are traded on the over-the-counter bulletin board. Although we intend to apply for trading of our common stock on the over-the-counter bulletin board, public trading of our common stock may never materialize. If our common stock becomes traded on the over-the-counter bulletin board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal 89,000 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. None of our non-affiliates are presently entitled to sell their shares pursuant to Rule 144(k).

The number of shares of our common stock presently available to be sold by shareholders in compliance with Rule 144(k) is 942,000.

The selling shareholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling shareholders named in this prospectus should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares offered under this prospectus. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling shareholders are distributing shares covered by this prospectus. Accordingly, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Shareholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane & Associates LLP, 3199 E. Warm Springs Road, Suite 200, Las Vegas, Nevada 89120.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of March 4, 2004 are as follows:

Name	Age	Office(s) Held

John Curtis	43	President

Douglas King	74	Secretary and Treasurer

Set forth below is a brief description of the background and business experience of our officers and directors.

John Curtis is our President and sole member of our board of directors. Mr. Curtis has been employed since 1994 as a designer specializing in the field of electrical design and drafting. From 1994 to 1996, Mr. Curtis worked as an electrical drafter for SNC-Lavalin Group Inc., one of Canada’s leading engineering and construction companies. From 1996 to 2000 Mr. Curtis worked as an electrical drafter with Spectra Telecom, a leading worldwide telecommunication system integrator. From 2000 to present, Mr. Curtis has been employed as an electrical designer with Cochrane Group Inc., a company which provides integrated, multi-discipline engineering and project management services across Canada and the U.S.

Douglas King is our Secretary and Treasurer. Mr. King was appointed as our treasurer on October 31, 2002. Mr. King has been employed as a manufacturers representative in the apparel industry since 1952. In 1961, Mr. King formed Douglas King Agencies Ltd. which serves as a manufacturers representative in the Provinces of British Columbia and Alberta, Canada. Mr. King also has some experience in property development and construction projects.

Mr. Curtis and Mr. King do not have formal training as geologists or in the technical or managerial aspects of management of a mineral exploration company. Their prior managerial and consulting positions have not been in the mineral exploration industry. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training and experience in the mining industry. We rely on our independent geological consultant, Paul Reynolds, to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

We presently do not pay our directors and officers any salary or consulting fee. We anticipate that compensation may be paid to directors and officers in the event that we determine to proceed with additional exploration programs beyond the second phase of our exploration program.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors. We conduct our business through agreements with consultants and arms-length third parties.

Committees of the Board Of Directors

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors is considering establish various committees during the current fiscal year.

Audit Committee Financial Expert

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 4, 2004 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers, and (iv) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Directors and Officers
Common Stock	John Curtis President 6280 Nelson Avenue West Vancouver, BC, Canada	5,001,000	56%
Common Stock	Douglas King Secretary and Treasurer 271 - 1951 Glen Drive Vancouver, BC, Canada	1,000	NIL
Holders of More than 5% of our Common Stock
Common Stock	Gordon King H 65 Eaton Square London, England	2,500,000	28%
Common Stock	All Officers and Directors as a Group (2 persons)	5,002,000	84%

(1)	The percent of class is based on 8,900,000 shares of common stock issued and outstanding as of March 4, 2004.

We believe that that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of March 4, 2004, there were 8,900,000 shares of our common stock issued and outstanding that were held by one hundred and twenty two (122) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of a not less than two-percent 2% of the outstanding shares entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Except as otherwise required by law, the Articles of Incorporation, or the Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of

Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

O’Neill & Taylor, PLLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Sarna & Company, our independent certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Sarna & Company has presented their report with respect to our audited financial statements. The report of Sarna & Company is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Exchange Act, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register as a reporting company under the Exchange Act concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 21, 2000 under the laws of the State of Nevada.

Glossary of Technical Terms

The following defined technical terms are used in our registration statement on Form SB-2:

adit	An opening driven horizontally into the side of a mountain or hill for providing access to a mineral deposit.

assay	A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

diamond drill(ing)	A rotary type of rock drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water or other fluid is pumped to the cutting face as a lubricant. The drill cuts a core of rock that is recovered in long cylindrical sections, two centimetres or more in diameter.

drift	A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a crosscut which crosses the rock formation.

fault
A break in the Earth’s crust caused by tectonic forces which have moved the rock on one side with respect to the other; faults may extend many kilometres, or be only a few centimetres in length; similarly, the movement or displacement along the fault may vary widely.

feldspar	A group of rock-forming minerals.

felsic	The term used to describe light-coloured rocks containing feldspar, fledpathoids and silica.

fracture
A break in the rock, the opening of which affords the opportunity for entry of mineral-bearing solutions. A “cross fracture” is a minor break extending at more-or-less right angles to the direction of the principal fractures.

igneous	A type of rock which has been formed by the consolidation of magma, a molten substance from the earth’s core.

intrusive	A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

mafic	Igneous rocks composed mostly of dark iron and magnesium rich minerals.

massive	Solid (without fractures) wide (thick) rock unit.

mineralization	The concentration of metals and their chemical compounds within a body of rock.

ore	A mixture of minerals and gangue from which at least one metal can be extracted at a profit.

paleozoic	Rocks that were laid down during the Paleozoic Era (between 67 and 507 million years ago).

plunge	The vertical angle an orebody makes between the horizontal plane and the direction along which it extends, longitudinally to depth.

pluton	Body of rock exposed after solidification at great depth.

porphyry	Any igneous rock in which relatively large, conspicuous crystals (called phenocrysts) are set in a fine-grained groundmass.

quartz	A mineral whose composition is silicon dioxide. A crystalline form of silica.

reserve
For the purposes of this registration statement: that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves consist of:

(1) Proven (Measured) Reserves. Reserves for which: (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling; and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

(2) Probable (Indicated) Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

sedimentary	A type of rock which has been created by the deposition of solids from a liquid.

shear	The deformation of rocks by lateral movement along innumerable parallel planes, generally resulting from pressure.

skarn	A term used to describe the metamorphic rocks surrounding an igneous intrusive where the latter comes in contact with a limestone or dolomite rock formation.

silt	Muddy deposits of fine sediment usually found on the bottoms of lakes.

structural	Pertaining to geologic structure.

triassic	The system of strata that was deposited between 210 and 250 million years before the present time.

vein	An occurrence of ore with an irregular development in length, width and depth usually from an intrusion of igneous rock.

volcanics	Volcanically formed rocks.

DESCRIPTION OF BUSINESS

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a mineral claim that we refer to as the “Magnolia” mineral claim. Exploration of this mineral claim is required before any determination as to its viability can be made. No commercially viable mineral deposit may exist on our mineral claim. Our plan of operations is to carry out exploration work on this claim in order to ascertain whether they possess deposits of gold, silver, copper, or iron. We can provide no assurance to investors that our mineral claim contains a mineral deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified.

We conduct our business through verbal agreements with consultants and arms-length third parties. Our verbal agreement with our geologist includes his reviewing all of the results from the exploratory work performed upon the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services. Additionally, we have a verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates. Our legal consultants provide legal services at their normal and customary rate.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of gold, silver, copper and iron. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition of the Magnolia Mineral Claim

We entered into an agreement (the "Mineral Purchase Agreement") dated April 30, 2002 with Lorrie Ann Archibald of North Vancouver, British Columbia to acquire a 100% undivided interest in the Magnolia Claim for consideration of $4,000.

Description and Location of the Magnolia Mineral Claim

The Magnolia Claim comprises one mineral claim with a total area of 1,112 acres, located on Texada Island, British Columbia, Canada, 6.2 miles north of Gillies Bay. The Property is accessible by gravel road. Texada Island is the largest island in the Strait of Georgia approximately 70 miles west northwest of Vancouver, British Columbia, Canada. The Island is accessible by regular government ferry service.

The Magnolia Claim is recorded with the Ministry of Energy and Mines, Province of British Columbia, Canada under the following name, tag and tenure number:

Name of Mineral Claim	Tag Number	Tenure Number	Expiry Date
MAGNOLIA 1	222774	392905	April 29, 2004

Title to the property is held in the name of Laurie Ann Archibald. We hold a 100% interest in the property pursuant to the capital Mineral Purchase Agreement with Ms Archibald. The property boundary contains one reverted crown grant claim not owned by us. The Province of British Columbia owns the land covered by the mineral claim. To our knowledge, there are no aboriginal land claims that might affect our title to the mineral claim or the Province’s title of the property. There is no viable way for us to determine what claims, if any, certain aboriginal groups may make. The Government of British Columbia has adopted a policy that no private property rights will be expropriated to settle aboriginal land claims.

Our mineral claim will expire on April 29, 2004. We intend to extend our claim on this expiration date. Mineral claims of this type may be extended either by completing sufficient work and filing a report on the work completed on the mineral property with the British Columbia Ministry of Energy and Mines, or by paying a filing fee in lieu of performing the exploration work. The fee amount is approximately $100 per claim, per year in the first three years, and $200 per claim, per year afterwards, up to ten years.

Location, Access and Physiography

The Magnolia property is located on Texada Island, B.C., one kilometre north of the Town of Gillies Bay. Texada Island is the largest island in the Strait of Georgia, and lies 110 km west-northwest of Vancouver, British Columbia. The island is accessible from Vancouver by car and ferry combinations either directly via Powell River on the mainland or circuitously through the Town of Comox on Vancouver Island. Alternatively, charter air service is available.

Road access to and within the property consists of a gravel central road and the paved Gillies Bay - Vananda highway, which provide access to the northeastern and southwestern boundaries of the property, respectively. Interior travel is aided by old logging roads traversable by 4-wheel drive vehicles and other trails suitable for foot access only.

The topographic relief on the property ranges from 75 metres above sea level on the southwest to approximately 200 metres on the east boundary, which is on the southwest flank of Mount Pocahontas.

The island is within the "Sunshine Coast" area of British Columbia and features mild winters and moderate, dry summers. Consequently, all aspects of surface exploration may be carried out year round. Drinking water for the two towns on the island is provided by two dammed lakes. One of them, Cranby Lake, is located one kilometre southwest of the property. Water for diamond drilling is available from the many creeks and swamps on the property.

Power sources for the Magnolia Claim property presently consist of portable generators brought onto the property.

Exploration History of the Magnolia Claim

The Magnolia Claim is located on Texada Island, British Columbia, Canada, 6.2 miles north of Gillies Bay. Texada Island has a long history of mining and exploration for gold, copper and iron ore that began with the discovery of magnetite in 1873.

Gold, copper and silver were produced during intermittent production mainly from three mines during the period 1896 to 1952. The Marble Bay, Little Billie and Cornell mines, located at Vananda 5 kilometers northwest of the Magnolia property, reportedly produced a total of 303,608 tonnes of ore with an average grade of 7.83 grams/tonne gold, 52.74 grams/tonne silver and 2.9% copper. These three deposits were in skarn mineralization at contacts between the Quatsino limestone and diorite intrusions. Other deposits which produced small amounts of ore during the same period were either in similar skarn environments or in quartz-flooded breccia zones along faults cutting the interbedded volcanics and limestones of the Karmutsen formation. It is believed that northwesterly trending faults, as well as low-angle splays from these faults, are associated with the emplacement of the diorite intrusions and locally, skarn mineralization.

Iron ore was mined from a discontinuous line of magnetite-copper lenses, approximately two kilometers in length, situated immediately northwest of the town of Gillies Bay. Magnetite-copper skarn mineralization is developed along either the Quatsino-Karmutsen contact near the margin of the Gillies stock or along the intrusive-Quatsino contact. Alternatively, skarn mineralization may form in the limestone and volcanic rocks some distance from the stock where the skarn forming fluids were controlled by near vertical brittle fractures. Between 1885 and 1976, Texada Iron Mines Ltd. produced from four open pits and subsequent underground workings 20,880,900 tonnes of ore which yielded 10,000,000 tonnes of iron concentrate, 887,560 grams of gold, 23,644,310 grams of silver and 26,740,300 kilograms of copper.

Numerous small magnetite lenses associated with limestone beds within the Karmutsen Formation occur near the east coast of the Island from the northern tip to Mount Pocahontas. Most of them contain considerable amounts of copper and at least one of them, the Yew showing which was discovered in 1985, reportedly contains free gold in unevenly distributed amounts. None of them has produced on a commercial basis. The Capsheaf and Southcap showings, within the central part of the existing claims, falls under this category. Similarly, a number of small quartz veins and silicified shear zones containing free gold have been discovered on the northern part of the Island. The Holly showing, approximately four kilometers northwest of the Magnolia property, exhibited near-surface free gold in silicified, brecciated Karmutsen volcanics within the Holly Fault.

The iron and copper-gold skarns are believed to be coeval, are structurally and stratigraphically controlled and are related to a varied suite of continental margin intrusions that formed part of the early to middle Jurassic Bonanza magmatic arc. Limestone of the Quatsino Formation is being mined from open pits on the northern and northeastern end of the Island. The limestone is crushed, screened and barged to Vancouver and Portland, Oregon for use in a variety of pharmaceutical and industrial uses.

Numerous pits, trenches, adits and at least one shaft on the Magnolia property attest to previous, mostly unrecorded exploration of the property. The Capsheaf showing, in the centre of the property, occurs within a skarn lens within a gently west-southwest dipping limestone interlayer of the Karmutsen Formation at a diorite intrusive contact. A shaft was sunk, before 1914, to a depth of 27 meters (90 feet) and some drifting done. In 1975 a magnetometer and electromagnetic (VLF) survey was conducted in conjunction with geological mapping on and around the Cap Sheaf. Three short diamond drill holes were completed to the south of the Capsheaf shaft. Assay results from drill core included one 1.5 meter (5 foot) section containing 6.17 grams/tonne (0.18 oz/ton) gold, 54.17 grams/tonne (1.58 oz/ton) silver, 5.52% copper and 26.80% iron. Several sections returned 0.5 to 1.0% copper with negligible gold.

Reconnaissance-scale geologic mapping, prospecting, and soil/rock geochemical surveys were conducted in the area during 1984 and 1985 and an electromagnetic survey was run over the south end of the present claim in 1988. Also in 1988, a large-scale soil sampling and geological mapping program on a large block of claims was conducted immediately to the north and east of the Magnolia property.

An airborne geophysical survey was conducted in August 1988. Aerodat Ltd. flew 175 line kilometers over an area partially covered by the prospecting and soil sampling were conducted over a portion of the existing claim. In April 1991, reconnaissance scale ground magnetic and electromagnetic surveys were carried out. In February 1992, further soil sampling and geophysical surveys together with limited geological mapping were conducted. In January 1994, a 1,500 meter long baseline was established for survey control for geological mapping in the Capsheaf area. Rock sampling at the Capsheaf and Southcap showings in 1994 returned gold values ranging from 66 ppb to 8,620 ppb. Copper values ranged from 3,244 ppm to 73,320 ppm.

Property Geology and Mineralization

Texada Island is located along the eastern margin of both the insular tectono-stratigraphic belt and the Wrangellia Terrane of the Canadian Cordillera. The oldest rocks mapped on the Island are calc-alkaline volcaniclastics of the Paleozoic Sicker Group exposed on the southeastern tip of the Island. These are unconformably overlain to the north by pillowed to massive basaltic flows and volcaniclastics of the Middle to Upper Triassic Karmutsen Formation. Near the top of the formation the flows contain thin interbeds of fossiliferous limestone.

The Karmutsen is conformably overlain by limestones of the Upper Triassic Quatsino Formation whose exposures vary in thickness from marginal east and south of the exhausted iron mines to more than 500 metres at the northern tip of the Island. Cretaceous sediments of the Nanaimo Group crop out around Gillies Bay and may extend northward under alluvium for one to two kilometers.

Various stocks and minor intrusions, ranging in composition from gabbro through the more common diorite to quartz monzonite intrude the volcanics and limestones. These have been radiometrically dated as Middle to Upper Jurassic, and may correlate with the Coast Plutonic Complex on the mainland or the Island Intrusions on Vancouver Island. The more mafic stocks, which tend to be concentrated along the northwest trending Marble Bay Fault, are associated with copper-gold skarn mineralization around Vananda and the northeastern tip of the Island. The Gillies Bay felsic stock is associated with several magnetite-rich skarn deposits. Other stocks and minor intrusives reportedly have skarn development but apparently have not been examined in great detail.

The limestone and volcanics have been deformed into a series of broad, northwest trending open folds that plunge gently to moderately northwards.

Three sub-parallel, northwesterly lineaments are the most striking structural features of the north end of the Island. The most persistent and visually striking one, the Marble Bay fault, appears to traverse the entire length of the Island, albeit with some offsets. The other two, the Holly and Ideal faults are substantially shorter. All of them, appear to have controlled the emplacement of the Jurassic intrusives and their associated skarn mineralization. The area between these faults has undergone substantial brittle deformation expressed by numerous low-angle splay faults and right-angle faults and shear zones either mapped or inferred from airborne geophysical surveys and photographs.

Recommendations of Geological Report and the Proposed Geological Exploration Program

We engaged Paul Reynolds, B.Sc., P.Geo., to prepare a geological evaluation report on the Magnolia Claim. Mr. Reynolds is a consulting geologist and professional engineer in the Geological Section of the Association of Professional Engineers of the Province of British Columbia, Canada.

The work completed by Mr. Reynolds in preparing the geological report consisted of the review of geological data from previous exploration. The acquisition of this data involved the research and investigation of historic files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claim. The work involved in this data acquisition included report reproduction and compilation of preexisting information.

We received the geological evaluation report on the Magnolia Claim prepared by Mr. Reynolds on May 4, 2002. This report is entitled "Summary Report on the Magnolia Property". The geological report summarizes the results of the history of the exploration of the mineral claim, the regional and local geology of the mineral claim and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claim and recommends a further geological exploration program on the mineral claim.

In his geological report, Mr. Reynolds, recommended that a four phase exploration program, at an estimated cost of $16,626 for completion of the first three phases, be undertaken on the property to assess its potential to host high grade gold mineralization within quartz and sulphide veins. The costs of the planned fourth phase, consisting of diamond drilling and/or mechanical trenching, are undetermined and are subject to positive results from earlier exploratory work. The four phase program consists of the following:

Phase	Exploration Program	Status	Cost
Phase I	A thorough assessment of the known showings along with basic geological mapping and rock sampling.	Completed in April, 2003.	$4,003
Phase II	Prospecting, geological outcrop mapping, and detailed soil sampling in areas of interest.	Expected to be completed in late 2004.	$5,123
Phase III	Soil sampling and geological mapping to be conducted on a flagged grid within prospective areas identified by the two previous phases.	To be completed in mid 2005 based on results of Phase II.	$7,500
Phase IV	Subject to positive results from the previous phases, mechanical trenching and/or diamond drilling.	To be completed in late 2005 based on results of Phase III.	To be determined based on the Results of Phases II and III

Phase I of our exploration program was completed in April, 2003. The Phase I exploratory program was conducted by Mr. Reynolds over a period of two days and consisted of rock sampling and an assessment of areas previously reported to have potential mineralization. On July 25, 2003, Mr. Reynolds, our consulting geologist, completed his review of Phase I one work results on our Magnolia Claim and provided us with a report containing his conclusions. Mr. Reynolds concluded that the results were favorable and he recommended we proceed to the next stage of our exploration program. The second phase consisting of prospecting, geological outcrop mapping, and detailed soil sampling in areas of interest is anticipated to commence in late 2004.

The phased program of exploration activities would have a goal of generating and prioritizing targets to test by trenching or drilling. The initial exploration activities on the Magnolia Claim (grid establishment, geological mapping, soil sampling, geophysical surveys) do not involve ground disturbance and as a result do not require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

Our cash on hand as of December 31, 2003 is $10,471. We have sufficient cash on hand to pay the costs of Phase II of our proposed exploration program. However, we may require additional financing in order to proceed with any additional work beyond Phase II of our exploration program.

The geological review and interpretations required in Phases II and III of the exploration program will be comprised of reviewing the data acquired and analyzing this data to assess the potential mineralization of the mineral claim. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review is to determine if there is sufficient indication of mineralization to warrant additional exploration. Positive results at each stage of the exploration program would be required to justify continuing with the next stage. Such positive results would include the identification of the zones of mineralization. As mentioned, positive results have been achieved for Phase I of the work program and the commencement and completion of work on Phase II is considered justified.

Current State of Exploration

Our mineral claim presently does not have any mineral reserves. The property that is the subject to our mineral claim is undeveloped and does not contain any open-pit or underground mines. There is no plant or equipment located on the property that is the subject of the mineral claim.

We have only recently commenced exploration of the Magnolia Claim and this exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and no mineral reserves may ever be found.

Phase I of our exploration program, consisting of a thorough assessment of the known showings along with basic geological mapping and rock sampling, was conducted on April 18 and 19, 2003. Our geologist visited the Magnolia Claim property during this period, at which time the Capsheaf showing was re-located and several traverses were made in the suspected area of the Milner Trench on the property. Four rock samples were collected from the Capsheaf area of the property.

The results of our phase I exploration indicated that there are two known gold and copper bearing skarn zones on the Magnolia property, Capsheaf and Southcap. These zones appear to be intimately associated with intersecting northwest and northeast trending fault zones. The area between the Capsheaf and Southcap showings is characterized by north-northwest trending ridges of basalt separated by heavily vegetated gullies. Several of these ridges have very steep sides suggesting that they are truncated by faults. Several old pits were located in areas where the volcanics were rusty. The pits are all badly sloughed and could not be sampled by our geologist.

Weak skarn development occurs in the suspected area of the Milner Trench. Our geologist recommended that this area needs to be prospected and mapped in more detail. Based on the results of the phase I our geologist recommenced that we proceed with phase II of our exploration program. We expect to commence phase II of our exploration program in late 2004, subject to weather conditions on the property.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals, designed as production tenures. The Mineral Tenure Act does not apply to minerals held by crown grant or by freehold tenure.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

We have completed Phase I of the work program including a review of Phase I and recommendations from the geologist. The first phase consisted of consisted of rock sampling and an assessment of areas previously reported to have potential mineralization.

We have not budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. British Columbia law requires that a holder of title to mineral claims must spend at least CDN$100 per mineral claim unit per year in order to keep the property in good standing, which we have done. Our annual cost of compliance with the Mineral Tenure Act is presently approximately CDN$800 per year.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or on us in the event a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application under the British Columbia Mines Act for a permit, if we anticipate disturbing land. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. The initial exploration activities on the Magnolia Claim (grid establishment, geological mapping, soil sampling, geophysical surveys) do not involve ground disturbance and as a result do not require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

  Water discharge will have to meet drinking water standards;

  Dust generation will have to be minimal or otherwise re-mediated;

  Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

  An assessment of all material to be left on the surface will need to be environmentally benign;

  Ground water will have to be monitored for any potential contaminants;

  The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

  There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Employees

We have no employees as of the date of this prospectus other than our two officers. We conduct our business largely through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register as a reporting company under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operations

Our business plan is to proceed with the exploration of the Magnolia Claim to determine whether there are commercially exploitable reserves of gold, silver, copper and iron or other metals. We decided to continue with phase II of the exploration program recommended as a result of the findings of phase I. Phase II of the recommended geological exploration program is anticipated to cost $5,123 and is expected to commence in late 2004.

Once we commence phase II of our exploration program and receive results from the phase II exploration program, we will assess whether to proceed to any further exploration phases. In making this determination, we will make an assessment as to whether the results from phases one and two are sufficiently positive to enable us to obtain the financing necessary to proceed. This assessment will include an assessment of our cash reserves after the completion of phase II, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon our possessing sufficient capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.

To date we have expended a total of $4,003 on the first phase of our exploration program. We have sufficient cash on hand to complete phase II of our exploration program. Further exploration work, however, may require additional funding in the event that our current cash on hand is insufficient for any additional work proposed. In the event that we shall require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur over the next twelve months the following expenses:

Category	Planned Expenditures over the Next 12 months (US$)
Professional Fees	10,000
Office Expenses	10,000
Mineral Exploration Expenses	15,000
TOTAL	$35,000

We had cash in the amount of $10,471 as of December 31, 2003. Our total expenditures over the next twelve months are anticipated to be approximately $35,000, the majority of which is due to general, legal, accounting and administrative expenses associated with this offering and as a result of our becoming a reporting issuer under the Exchange Act. We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months. After the twelve month period, and in the event we decide to proceed with phase III of our exploration program, we may need to obtain additional financing for any operational or exploratory expenses.

We intend to generate revenue through the sale and production of precious metals, including gold and silver, and/or commercial metals found on our property. As of the date of this prospectus, we have not established that minerals exist on our property of a type and in a quantity and concentration that would warrant commercial mining. There can be no assurance that commercially viable mineral deposits will be found to exist on our properties, or that we will be able to design a commercially viable process to extract the precious metals.

During this exploration stage, our president will only be devoting approximately five hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by our geological consultant, Mr. Reynolds, who contracts with appropriately experienced parties to complete work programs. If, however, the demands of our business require more business time of Mr. Curtis, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, Mr. Curtis may not be able to devote sufficient time to the management of our business, as and when needed.

In the event that additional financing will be necessary to conduct any or further exploration, we may consider bringing in an additional joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we may not ever be able to locate a joint venture partner who will assist us in funding our exploration of the Magnolia Claim.

Results Of Operations For the Year Ending March 31, 2003

We have not earned any revenue since inception. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

We incurred operating expenses in the amount of $21,703 for the fiscal year ended March 31, 2003. Operating expenses for the years ended March 31, 2003 and March 31, 2002 included the following expenses:

Operating Expenses	Year Ended March 31, 2003	Year Ended March 31, 2002
Accounting Fees	$3,000	$1,050
Legal Fees	$6,033	$3,080
Office facilities and services	$8,950	$2,000
Rent	$3,150	$2,000
Telephone	$123	$0
Travel and Entertainment	$2,727	$114
Total Operating Expenses	$21,703	$8,244

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our continuing geological exploration program and the professional fees to be incurred in connection with the filing of amendments to this registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $31,257 for the period from inception to March 31, 2003. Our loss was attributable entirely to operating expenses.

Results Of Operations For the Period Ending December 31, 2003

We incurred operating expenses in the amount of $30,312 for the nine months ended December 31, 2003 compared to operating expenses of $12,870 for the same period in 2002. The increase in operating expenses was primarily due to the increase in professional fees associated with our filing of this registration statement. Operating expenses for the period ended December 31, 2003 and December 31, 2002 included the following expenses:

Operating Expenses	Period Ended December 31, 2003	Period Ended December 31, 2002
Accounting Fees	$12,500	$1,080
Legal Fees	$9,470	$4,298
Office facilities and services	$4,500	$4,571
Rent	$2,250	$2,250
Telephone	$901	$0
Travel and Entertainment	$691	$671
Total Operating Expenses	$30,312	$12,870

We incurred a loss in the amount of $61,569 for the period from inception to December 31, 2003. Our loss was attributable entirely to operating expenses.

Liquidity and Capital Resources

We had cash of $10,471 as of December 31, 2003, and had working capital of $5,931 as of December 31, 2003. We estimate that phase II and phase III of our geological exploration program will cost approximately $12,623. Our working capital is sufficient to pay for the costs of phase II of the exploration program, however, we will need additional financing to complete the remaining phases of our exploration program.

Since our inception, we have used our common stock to raise money for the property acquisition, for corporate expenses and to repay outstanding indebtedness. We issued 7,750,000 shares of our common stock on February 28, 2002 to a total of three purchasers at a price of $0.001 per share. The total amount we received from this offering was $7,750. These shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

We completed an offering of 1,400,000 shares of our common stock at a price of $0.05 per share to a total of 120 purchasers on November 30, 2002. The total amount we received from this offering was $70,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned mining, development and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

DESCRIPTION OF PROPERTY

The Corporation has acquired a 100% undivided interest in a mineral claim known as the Magnolia 1 Claim covering a total area of 1,112 acres located in the Nanaimo Mining Division of the Province of British Columbia, Canada.

We rent office space at Suite 201, 810 Peace Portal Drive, Blaine, WA 98230, consisting of approximately 400 square feet, at a cost of $250 per month. This rental is on a month-to-month basis without a formal contract. We pay a fee of $500 per month for office related services provided in connection with our office rental.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters;
  Any relative or spouse of any of the foregoing persons who has the same house as such person.

We issued 5,000,000 total shares of common stock to our President, Mr. Curtis. This issuance was made to Mr. Curtis, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had one hundred and twenty two (122) registered shareholders.

Rule 144 Shares

A total of shares of 1,398,000 shares of our common stock will be available for resale to the public after November 30, 2004 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 89,000 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 7,500,000 of the total shares that may be sold, at least partially, pursuant to Rule 144 after November 30, 2004.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order for our common stock to be eligible for trading on the over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the over-the-counter bulletin board should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through March 31, 2003.

	Annual Compensation					Long Term Compensation
Name	Title	Year	Salary ($)	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Compensation
John Curtis	President, CEO, and Sole Director	2003 2002 2001	$0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a
Douglas King	Secretary and Treasurer	2003 2002 2001	$0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a

We do not pay to our directors any compensation for each director serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through December 31, 2003. We have also not granted any stock options to the executive officers since December 31, 2003.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Audited financial statements for the period ended March 31, 2003, including:

	(a)	Auditors' Report

	(b)	Balance Sheet;

	(c)	Statement of Operations and Accumulated Deficit;

	(d)	Statement of Cash Flows;

	(e)	Statement of Stockholders' Equity; and

	(f)	Notes to Financial Statements.

2.	Unaudited financial statements for the three month period ended December 31, 2003, including:

	(a)	Balance Sheet;

	(b)	Statement of Operations and Accumulated Deficit;

	(c)	Statement of Cash Flows;

	(d)	Statement of Stockholders' Equity; and

	(e)	Notes to Financial Statements.

GREENLITE VENTURES INC.

FINANCIAL STATEMENTS

MARCH 31, 2003 AND MARCH 31, 2002

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Greenlite Ventures Inc.

We have audited the accompanying balance sheet of Greenlite Ventures Inc., a development stage company, as of March 31, 2003 and March 31, 2002 and the related statements of operations and accumulated deficit, changes in stockholders’ equity, and statement of cash flows for the years then ended. These financial statements are the responsibility of Greenlite Ventures’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted out audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financials statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenlite Ventures Inc. as of March 31, 2003 and March 31, 2002, and the results of its operations, changes in stockholders’ equity and cash flows for the years then ended, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of operating expenses is presented for the purposes of additional analysis and is not a required part of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sarna & Company
Certified Public Accountants
August 13, 2003

     GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

ASSETS

	MARCH 31,	MARCH 31,
	2003	2002

Current Assets
Cash	$41,975	$8,179
Total Current Assets	41,975	8,179

Other Assets
Exploration and Development	3,500	-0	-
Property Rights	4,000	-0	-
Total Other Assets	7,500	-0	-

TOTAL ASSETS	$49,475	$8,179

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Expenses $	$3,232	$10,233

Total Current Liabilities	3,232	10,233

Stockholders' Equity
Common Stock, $0.001 par value
100,000,000 shares authorized,
8,900,000 shares and 7,500,000
issued	8,900	7,500
Additional Paid in Capital	68,600	-0	-
Accumulated deficit	(31,257)	(9,554)
Total Stockholders' Equity (Deficit)	46,243	(2,054)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$49,475	$8,179

See Notes to Financial Statement

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

	YEAR ENDED	YEAR ENDED	INCEPTION-
	MARCH 31, 2003	MARCH 31, 2002	MARCH 31, 2003

Revenues	$-0-	$-0-	$-0-

Operating Expenses	(21,703)	(8,244)	(31,257)

Loss Before Provision for	(21,703)	(8,244)	(31,257)
Income Taxes

Provision for Income Taxes	(0)	(0)	(0)

Net Loss	(21,703)	(8,244)	(31,257)

Deficit, Beginning
of Year	(9,554)	(1,310)	(0)

Accumulated Deficit, End
of Year	$(31,257)	$(9,554)	$(31,257)

Net Loss per Share	$(0.001)	$(0.001)	$(0.006)

Weighted Average
Shares Outstanding	8,083,334	7,500,000	4,938,889

See Notes to Financial Statements

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional	Accumulated	Total
		Dollar	Paid in	Deficit	Stockholders'
	Shares	Amount	Capital		Equity

Balances
March 31, 2001	2,500,000	$2,500	$-	$(1,310)	$1,190

Common Stock Issued
$0.001 per share
February 25, 2002	2,500,000	2,500	-	-	2,500

Common Stock Issued
$0.001 per share
March 1, 2002	2,500,000	2,500	-	-	2,500

Net Loss
Period Ended
March 31, 2002	-	-	-	(8,244)	(8,244)

Balances
March 31, 2002	7,500,000	7,500	-	(9,554)	(2,054)

Common Stock Issued
$0.05 per share
November 30, 2002	1,400,000	1,400	68,600		70,000

Net Loss
Period Ended
March 31, 2003	-	-	-	(21,703)	(21,703)

Balances
March 31, 2003	8,900,000	$8,900	$68,600	$(31,257)	$46,243

See Notes to Financial Statements

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	YEAR ENDED	YEAR ENDED		INCEPTION-
	MAR 31, 2003	MAR 31, 2002		MAR 31, 2003

Cash Flows from
Operating Activities:

Net Loss	$(21,703)	$(8,244)		$(31,257)
Increase (Decrease)
Accounts Payable	(7,001)	10,233		3,232

Net Cash (Used) Provided by
Operating Activities	(28,704)	1,989		(28,025)

Cash Flows from
Financing Activities:

Proceeds from Issuance of
Common Stock	70,000	5,000		77,500

Cash Provided by
Financing Activities	70,000	5,000		77,500

Cash Flows from
Investing Activities

Exploration and Property Rights:	(7,500)	-0	-	(7,500)

Cash Used by
Investing Activities	(7,500)	-0	-	(7,500)

Net Increase in Cash	33,796	6,989		41,975

Cash at Beginning of Year	8,179	1,190		-0	-

Cash at End of Year	$41,975	$8,179		$41,975

See Notes to Financial Statements

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Greenlite Ventures Inc. was incorporated on December 21, 2000 in the state of Nevada. The Company acquires and develops certain mineral rights in Canada.

Basis of Presentation

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Development Stage Company

Greenlite Ventures meets the guidelines of SFAS No. 7 and as such is classified as a development stage company.

Pro Forma Compensation Expense

Greenlite Ventures accounts for costs of stock-based compensation in accordance with APB No. 25, "Accounting for Stock Based Compensation" instead of the fair value based method in SFAS No. 123. No stock options have been issued by Greenlite Ventures. Accordingly, no pro forma compensation expense is reported in these financial statements.

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Mineral Rights

Mineral rights and related development costs are stated at historical cost.

Depreciation, Amortization and Capitalization

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Income Taxes

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments

Financial accounting Standards Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Per Share Information

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 2 - PROVISION FOR INCOME TAXES

The provision for income taxes for the periods ended March 31, 2003 and March 31, 2002 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company currently rents administrative office space under a monthly renewable contract.

Litigation

The Company is not presently involved in any litigation.

NOTE 4 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $31,257 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

SUPPLEMENTAL STATEMENT

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATING EXPENSES

	YEAR ENDED	YEAR ENDED		INCEPTION-
	MARCH 31, 2003	MARCH 31, 2002		MARCH 31, 2003

Operating Expenses
Accounting	$3,000	$1,050		$4,050
Legal	6,670	3,080		11,060
Office Administration	6,033	2,000		8,033
Rent	3,150	2,000		5,150
Telephone	123	-0	-	123
Travel & Entertainment	2,727	114		2,841

Total Operating Expenses	$21,703	$8,244		$31,257

See Notes to Financial Statement

GREENLITE VENTURES INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND DECEMBER 31, 2002

To the Board of Directors
Greenlite Ventures Inc.

We have reviewed the accompanying balance sheet of Greenlite Ventures Inc. as of December 31, 2003 and December 31, 2002, and the related statements of operations and accumulated deficit, changes in stockholders’ equity, and statement of cash flows for the nine months then ended, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Greenlite Ventures Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The supplemental statement of operating expenses is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made thereto.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sarna & Company
Certified Public Accountants
February 19, 2004

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

	DEC 31,		DEC 31,
	2003		2002

ASSETS

Current Assets
Cash	$10,471		$46,658
Prepaid Expenses	5,452		1,500
Total Current Assets	15,923		48,158

Other Assets
Exploration and Development	6,000		3,500
Property Rights	4,000		4,000
Total Other Assets	10,000		7,500

TOTAL ASSETS	$25,923		$55,658

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Expenses	$9,992		$432
Stock Subscription Liability	-0	-	70,150
Total Current Liabilities	9,992		70,582

Stockholders' Equity
Common Stock, $0.001 par value
100,000,000 shares authorized,
8,900,000 and 7,500,000 shares issued	8,900		7,500
Additional Paid in Capital	68,600		-0	-
Accumulated deficit	(61,569)		(22,424)
Total Stockholders' Equity (Deficit)	15,931		(14,924)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$25,923		$55,658

See Notes to Financial Statement

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

	NINE MONTHS	NINE MONTHS
	ENDED	ENDED	INCEPTION -
	DEC 31, 2003	DEC 31, 2002	DEC 31, 2003

Revenues	$0	$0	$0

Operating Expenses	(30,312)	(12,870)	(61,569)

Loss Before Provision for	(30,312)	(12,870)	(61,569)
Income Taxes

Provision for Income Taxes	(0)	(0)	(0)

Net Loss	(30,312)	(12,870)	(61,569)

Deficit, Beginning
of Period	(31,257)	(9,554)	(0)

Accumulated Deficit, End
of Period	$(61,569)	$(22,424)	$(61,569)

Net Loss per Share	$(0.007)	$(0.003)	$(0.010)

Weighted Average
Shares Outstanding	8,900,000	7,500,000	5,929,167

See Notes to Financial Statements

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional	Accumulated	Total
		Dollar	Paid in	Deficit	Stockholders'
	Shares	Amount	Capital		Equity

Balances
March 31, 2001	2,500,000	$2,500	$-	$(1,310)	$1,190

Common Stock Issued
$0.001 per share
February 25, 2002	2,500,000	2,500	-	-	2,500

Common Stock Issued
$0.001 per share
March 1, 2002	2,500,000	2,500	-	-	2,500

Net Loss
Period Ended
March 31, 2002	-	-	-	(8,244)	(8,244)

Balances
March 31, 2002	7,500,000	7,500	-	(9,554)	(2,054)

Net Loss
Period Ended
Dec 31, 2002	-	-	-	(12,870)	(12,870)

Balances
Dec 31, 2002	7,500,000	$7,500	-	(22,424)	(14,924)

Common Stock Issued
$0.05 per share
November 30, 2002	1,400,000	1,400	68,600	-	70,000

Net Loss
Period Ended
March 31, 2003	-	-	-	(8,833)	(8,833)

Balances
March 31, 2003	8,900,000	8,900	68,600	(31,257)	46,243

Net Loss
Period Ended
Dec 31, 2003	-	-	-	(30,312)	(30,312)

Balances
Dec 31, 2003	8,900,000	$8,900	$68,600	$(61,569)	$15,931

See Notes to Financial Statements

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	NINE MONTHS		NINE MONTHS
	ENDED		ENDED	INCEPTION -
	DEC 31, 2003		DEC 31, 2002	DEC 31, 2003

Cash Flows from
Operating Activities:

Net Loss	$(30,312)		$(12,870)	$(61,569)
(Increase) Decrease
Prepaid Expenses	(5,452)		(1,500)	(5,452)
Increase (Decrease)
Accounts Payable	6,760		(9,801)	9,992

Net Cash Used by
Operating Activities	(29,004)		(24,171)	(57,029)

Cash Flows from
Investing Activities:

Exploration and
Property Rights	(2,500)		(7,500)	(10,000)

Cash Used by
Investing Activities	(2,500)		(7,500)	(10,000)

Cash Flows from
Financing Activities:

Proceeds Received Prior to
Issuance of Common Stock	-0	-	70,150	77,500

Cash Provided by
Financing Activities	-0	-	70,150	77,500

Net Increase (Decrease) in Cash	(31,504)		38,479	10,471

Cash at Beginning of Period	41,975		8,179	-0	-

Cash at End of Period	$10,471		$46,658	$10,471

See Notes to Financial Statements

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Greenlite Ventures Inc. was incorporated on December 21, 2000 in the state of Nevada. The Company acquires and develops certain mineral rights in Canada.

Basis of Presentation

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Development Stage Company

Greenlite Ventures meets the guidelines of SFAS No. 7 and as such is classified as a development stage company.

Pro Forma Compensation Expense

Greenlite Ventures accounts for costs of stock-based compensation in accordance with APB No. 25, "Accounting for Stock Based Compensation" instead of the fair value based method in SFAS No. 123. No stock options have been issued by Greenlite Ventures. Accordingly, no pro forma compensation expense is reported in these financial statements.

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Mineral Rights

Mineral rights and related development costs are stated at historical cost.

Depreciation, Amortization and Capitalization

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Income Taxes

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments

Financial accounting Standards Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Per Share Information

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 2 - PROVISION FOR INCOME TAXES

The provision for income taxes for the periods ended December 31, 2003 and December 31, 2002 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 3 – STOCK SUBSCRIPTION LIABILITY

This liability represents funds received by the Company prior to the actual issuance of stock.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company currently rents administrative office space under a monthly renewable contract.

Litigation

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $61,569 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

SUPPLEMENTAL STATEMENT

GREENLITE VENTURES INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATING EXPENSES

	NINE MONTHS	NINE MONTHS
	ENDED	ENDED		INCEPTION -
	DEC 31, 2003	DEC 31, 2002		DEC 31, 2003

Operating Expenses
Accounting	$12,500	$1,080		$16,550
Legal	9,470	4,298		20,530
Office Administration	4,500	4,571		12,533
Rent	2,250	2,250		7,400
Telephone	901	-0	-	1,024
Travel & Entertainment	691	671		3,532

Total Operating Expenses	$30,312	$12,870		$61,569

See Notes to Financial Statement

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Part II

Information Not Required In The Prospectus

Item 24. Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Expenses(1)	US($)
Securities and Exchange Commission registration fee	17.71
Federal Taxes	$NIL
State Taxes and Fees	$NIL

Transfer Agent Fees	1,000

Accounting fees and expenses	8,000
Legal fees and expenses	12,000
Miscellaneous	$NIL
Total	$21,050
(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

On February 19, 2002, we issued 7,500,000 total shares of common stock to two purchasers. Our total proceeds from this sale were $7,500. These issuances were made to sophisticated individuals who were in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 1,400,000 shares of our common stock at a price of $0.05 per share to a total of one hundred and twenty (120) purchasers on November 30, 2002. The total amount we received from this offering was $70,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)	Rule: All offers and sales must be made in offshore transactions. Compliance: All offers and sales were made to non-U.S. residents. Each subscriber is a resident of Canada.

(2)

Rule: No directed selling efforts can be made in the United States by us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing.

Compliance: No directed selling efforts were made in the United States.

(3)	Rule: The issuer must satisfy the conditions of Category 1, 2 or 3 of Rule 903, Regulation S. Compliance: We have complied with the conditions of Category 3 of 903(b):

(a) Rule: Offering restrictions must be implemented. Compliance: We implemented offering restrictions in the Subscription Agreements with investors;

(b)

Rule: All offers or sales made prior to the expiration of a one-year distribution compliance period (i.e., January 31, 2003) may not have been made to a U.S. person or for the account or benefit of a U.S. person.

Compliance: The purchasers in this offering are non-U.S. residents. These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this form SB-2 registration statement;

(c)	Rule: Offers or sales made prior to the expiration of a one-year distribution compliance period must have been made pursuant to the following four conditions:

i.

Rule: The purchaser of the securities certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.

Compliance: The purchasers in this offering so agreed in their Subscription Agreement.

ii.

Rule: The purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Compliance: The purchasers in the offering so agreed in the Subscription Agreement.

iii.

Rule: The issuer's securities contained a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

Compliance: A restricted legend, as described below, is affixed to each purchaser's share certificate representing all shares purchased in the offering made under Regulation S.

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

iv.
Rule: The issuer is required, either by contract or a provision in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Compliance: Greenlite Ventures Inc. and each subscriber both agreed in their respective Subscription Agreement that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

(d)

Rule: Each distributor selling securities to a distributor, a dealer, or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

Compliance: Not applicable to facts of offering.

Item 27. Exhibits

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Amended By-Laws
5.1	Opinion of O’Neill & Taylor PLLC, with consent to use
10.1	Mineral Claim Purchase Agreement between Greenlite Ventures Inc. and Lorrie Ann Archibald dated April 30, 2002
23.1	Consent of Sarna & Company, Certified Public Accountants
23.2	Consent of Paul Reynolds, Consulting Geologist

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on March 4, 2004.

GREENLITE VENTURES INC.

By:

/s/ John Curtis
John Curtis
President and Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

Signature	Title	Date

/s/ John Curtis	Chief Executive Officer, President	March 4, 2004
John Curtis	and Director
(Principal Executive Officer)

/s/ Douglas King	Chief Financial Officer, Secretary,	March 4, 2004
Douglas King	Treasurer
(Principal Accounting Officer)